As filed with the Securities and Exchange Commission on March 6, 2019

Registration No. 333-141405

  Registration No. 333-166239

Registration No. 333-178868

Registration No. 333-187548

Registration No. 333-212437

Registration No. 333-214795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT No. 333-141405

FORM S-3 REGISTRATION STATEMENT No. 333-166239

FORM S-3 REGISTRATION STATEMENT No. 333-178868

FORM S-3 REGISTRATION STATEMENT No. 333-187548

FORM S-3 REGISTRATION STATEMENT No. 333-212437

FORM S-3 REGISTRATION STATEMENT No. 333-214795

UNDER THE SECURITIES ACT OF 1933

Towerstream Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8259086
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

76 Hammarlund Way – Tech 3

Middletown, RI 02842

(401) 848-5848

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Ernest Ortega	Adam Wheeler, Esq.

Chief Executive Officer	Womble Bond Dickinson LLP

Towerstream Corporation	1200 Nineteenth Street NW
76 Hammarlund Way – Tech 3	Suite 500
Middletown, Rhode Island 02842	Washington, D.C. 20036
(401) 848-5848	(202) 467-6900

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SHARES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Towerstream Corporation (the “Company”) removes from registration any and all securities of the Company that remain unsold under the following registration statements (each a “Registration Statement” or collectively, the “Registration Statements”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-3 (Registration No. 333-141405), filed with the SEC on March 19, 2007 and subsequently amended on May 3, 2007, May 24, 2007 and June 13, 2007, pertaining to the resale by certain selling stockholders of up to 11,699,101 shares of common stock, consisting of (i) 5,110,056 shares of common stock issued in a private placement; (ii) 3,827,758 shares of common stock initially issuable upon the exercise of warrants issued in connection with the Company’s January 2007 private placements; (iii) 1,272,728 shares of common stock initially issuable upon the conversion of debentures issued in a private placement; (iv) 204,552 shares of common stock initially issuable upon the exercise of warrants issued to various placement agents in connection with our private placements; and (v) 1,284,007 shares of common stock that were issued upon the conversion of certain promissory notes.

•

Registration Statement on Form S-3 (Registration No. 333-166239), filed with the SEC on April 22, 2010 and subsequently amended on May 4, 2010, pertaining to the resale by certain selling stockholders of up to 275,000 shares of common stock.

•

Registration Statement on Form S-3 (Registration No. 333-178868), filed with the SEC on January 3, 2012 and subsequently amended on January 20, 2012, pertaining to the resale by certain stockholders of up to 1,015,723 shares of common stock.

•

Registration Statement on Form S-3 (Registration No. 333-187548), filed with the SEC on March 26, 2013, pertaining to the resale by certain selling stockholders of up to 433,673 shares of common stock.

•

Registration Statement on Form S-3 (Registration No. 333-212437), filed with the SEC on July 8, 2016 and subsequently amended on July 15, 2016, pertaining to the resale by certain selling stockholders of up to 1,599,643 shares of common stock consisting of (i) 930,000 shares of common stock underlying warrants issued on October 16, 2014 and June 20, 2016; (ii) 446,429 shares of common stock underlying Series B preferred stock issued on July 7, 2016; and (iii) 223,214 shares of common stock underlying warrants issued on July 7, 2016.

•

Registration Statement on Form S-3 (Registration No. 333-214795), filed with the SEC on November 23, 2016 and subsequently amended on November 30, 2016 and December 15, 2016, pertaining to the registration of $15,000,000 of debt and/or equity securities, including common stock, preferred stock, debt securities, and warrants, or any combination of such equity and debt securities; and the resale by certain selling stockholders of up to 9,500,000 shares of common stock, consisting of (i) 7,500,000 shares of common stock issuable upon the conversion of Series D convertible preferred stock; and (ii) 2,000,000 shares of common stock issuable upon the conversion of Series E convertible preferred stock.

The Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. The Company is filing these Post-Effective Amendments to the Registration Statements to deregister any and all securities of the Company registered for sale pursuant to the Registration Statements that remain unsold as of the date of these Post-Effective Amendments. The Company hereby terminates the effectiveness of the Registration Statements and deregisters any and all securities of the Company registered for sale under the Registration Statements. Share numbers above are not adjusted to reflect any stock splits or reverse stock splits that occurred after filing of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Middletown, Rhode Island, on March 6, 2019.

TOWERSTREAM CORPORATION

By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John Macdonald
John Macdonald
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Ernest Ortega
Ernest Ortega	Chief Executive Officer and Director	March 6, 2019
(Principal Executive Officer)
/s/ John Macdonald
John Macdonald	Chief Financial Officer	March 6, 2019
(Principal Financial Officer and Principal Accounting Officer)

/s/ Philip Urso
Philip Urso	Chairman of the Board of Directors	March 6, 2019

/s/ Howard L. Haronian
Howard L. Haronian, M.D.	Director	March 6, 2019

/s/ William J. Bush
William J. Bush	Director	March 6, 2019